As filed with the Securities and Exchange Commission on September 4, 2020

Registration No. 333-239896

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INSURANCE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	82-5325852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
(215) 701-9555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
Attn: John M. Butler
President and Chief Executive Officer
(215) 701-9555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean M. Donahue

Jeffrey A. Letalien

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004-2541

(202) 538-3557

Martin C. Glass

Jeffrey R. Shuman

Jenner & Block LLP

919 Third Avenue

New York, NY 10022-3908

(212) 891-1672

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed solely to file the consent of Deloitte & Touche LLP (“Deloitte”) as Exhibit 23.2. The consent relates to the use in Amendment No. 2 to Registration Statement No. 333-239896 on Form S-4 of Deloitte’s report dated July 16, 2020, relating to the consolidated financial statements of Shift Technologies, Inc and the reference to Deloitte under the heading “Experts” in such Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 19, 2019, between the Company and Cantor Fitzgerald & Co., incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed on March 25, 2019.
2.1	Agreement and Plan of Merger, dated June 29, 2020, by and among Insurance Acquisition Corp., IAC Merger Sub, Inc., and Shift Technologies, Inc. (included as Annex A to the proxy statement/prospectus).+
2.2	First Amendment to Agreement and Plan of Merger, dated August 19, 2020, by and among Insurance Acquisition Corp., IAC Merger Sub, Inc., and Shift Technologies, Inc. (included as Annex A to the proxy/prospectus).+
3.1	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 20, 2019, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 25, 2019.
3.2	Form of Second Amended and Restated Certificate of Incorporation (included as Annex C to the proxy statement/prospectus).
3.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2(b) to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 25, 2019.
3.4	Form of Second Amended and Restated Bylaws.**
4.1	Specimen Unit Certificate, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 25, 2019.
4.2	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 25, 2019.
4.3	Specimen Warrant Certificate (included in Exhibit 4.4), incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 25, 2019.
4.4	Warrant Agreement, dated March 19, 2019, between Continental Stock Transfer & Trust Company and the Company, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 25, 2019.
4.5	Registration Rights Agreement, dated March 19, 2019, between the Company and certain security holders, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on March 25, 2019.
4.6	Form of Stockholder Letter Agreement by and among Shift Technologies, Inc. (formerly known as Insurance Acquisition Corp.) and certain former stockholders of Shift Technologies, Inc. identified on the signature pages thereto (included as Annex A to the proxy statement/prospectus).
4.7	Form of Sponsor Letter Agreement by and among Shift Technologies, Inc. (formerly known as Insurance Acquisition Corp.), Insurance Acquisition Sponsor, LLC and Dioptra Advisors, LLC (included as Annex A to the proxy statement/prospectus).

Exhibit No.	Description
4.8	Form of Amended and Restated Registration Rights Agreement by and among the Company and certain stockholders of the Company.**
5.1	Form of Opinion of Morgan, Lewis & Bockius LLP.**
8.1	Form of Opinion of Morgan, Lewis & Bockius LLP regarding tax matters.**
10.1	Letter Agreement, dated March 19, 2019, by and between the Company and certain security holders, officers, and directors of the Company, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 25, 2019.
10.2	Administrative Services Agreement, dated March 19, 2019, by and between the Company and Cohen & Company, LLC, incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on March 25, 2019.
10.3	Placement Unit Subscription Agreement, dated March 19, 2019, by and between the Company and Insurance Acquisition Sponsor, LLC, incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 25, 2019.
10.4	Placement Unit Subscription Agreement dated March 19, 2019, by and between the Company and Cantor Fitzgerald & Co., incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on March 25, 2019.
10.5	Investment Management Trust Agreement dated March 19, 2019, by and between the Company and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 25, 2019.
10.6	Form of Indemnity Agreement, incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 25, 2019.
10.7	Loan Commitment Agreement, dated March 19, 2019, by and between the Company and Insurance Acquisition Sponsor, LLC, incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on March 25, 2019.
10.8	Form of Promissory Note between the Company and Insurance Acquisition Sponsor, LLC (included in Exhibit 10.7), incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on March 25, 2019.
10.9	Amendment No. 1 to Letter Agreement dated as of May 13, 2019, incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q filed on May 14, 2019.
10.10	Promissory Note issued by the Company to Cohen & Company, LLC, dated May 21, 2020, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 21, 2020.
10.11	Voting Agreement dated as of July 1, 2020, by and among the Company, certain stockholders of the Company, Insurance Acquisition Sponsor, LLC, Dioptra Advisors, LLC, Shift Technologies, Inc. and the Shift Technologies, Inc. stockholders identified on the signature pages thereto.**
10.12	Form of Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan (included as Annex B to the proxy statement/prospectus).
10.13	Offer Letter by and between Sean Foy and Shift Technologies, Inc., dated October 16, 2018, as amended by that certain Side Letter by and between Sean Foy and Shift Technologies, Inc., dated October 16, 2018.**
10.14	Offer Letter by and between Cindy Hanford and Shift Technologies, Inc., dated October 4, 2019.**
10.15	Offer Letter by and between Toby Russell and Shift Technologies, Inc., dated October 22, 2015.**
10.16	Amended and Restated Shift Technologies 2014 Stock Incentive Plan.**
10.17	Form of Employment Agreement (George Arison).**
10.18	Form of Employment Agreement (Tobias Russell).**
10.19	Form of RSU Agreement (Tobias Russell).**
10.20	One-Sided Marketplace Agreement (Fresno), dated July 1, 2019, by and among Lithia Motors, Inc., Shift Operations LLC, and Shift Technologies, Inc.**(2)
10.21	Form of RSU Agreement (George Arison).**
10.22	Amended and Restated Delayed Draw Term Loan Agreement, dated October 18, 2019, by and among Shift Technologies, Inc., Shift Operations LLC, Shift Finance, LLC, and Lithia Motors, Inc.**
10.23	Loan and Security Agreement, dated October 11, 2018, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC.**
10.24	Amendment Number 1 to Loan and Security Agreement, dated February 14, 2019, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC.**

Exhibit No.	Description
10.25	Amendment Number 2 to Loan and Security Agreement, dated September 24, 2019, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC.**
10.26	Amendment Number 3 to Loan and Security Agreement, dated November 29, 2019, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC.**
10.27	Amendment Number 4 to Loan and Security Agreement, dated April 17, 2020, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC.**
14.1	Form of Code of Business Conduct and Ethics.**
21.1	Subsidiaries of the Registrant.**
23.1	Consent of Grant Thornton LLP.**
23.2	Consent of Deloitte & Touche LLP.*
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)**
23.4	Consent of Northland Capital Markets.**
24.1	Power of Attorney (included on the signature page to the initial filing of the Registration Statement).
99.1	Audit Committee Charter, incorporated by reference to Exhibit 99.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 25, 2019.
99.2	Compensation Committee Charter, incorporated by reference to Exhibit 99.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed on February 25, 2019.
99.3	Form of Leadership Development, Compensation and Governance Committee Charter.**
99.4	Form of Audit Committee Charter.**
99.5	Form of Proxy Card.**

*	Filed herewith.
**	Previously filed.
(1)	To be filed by amendment.
(2)	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.
+	Schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

(b)	Financial Statement Schedules

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 4th day of September, 2020.

INSURANCE ACQUISITION CORP.
By:	/s/ John M. Butler
John M. Butler
President and Chief Executive Officer (Principal Executive Officer)

INSURANCE ACQUISITION CORP.
By:	/s/ Paul Vernhes
Paul Vernhes
Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John M. Butler	President and Chief Executive Officer	September 4, 2020
John M. Butler	(Principal Executive Officer)

/s/ Paul Vernhes	Chief Financial Officer	September 4, 2020
Paul Vernhes	(Principal Financial Officer)

*	Chief Accounting Officer	September 4, 2020
Joseph W. Pooler, Jr.	(Principal Accounting Officer)

*	Chairman of the Board of Directors	September 4, 2020
Daniel G. Cohen

*	Director	September 4, 2020
John C. Chrystal

*	Director	September 4, 2020
Stephanie Gould Rabin

*	Director	September 4, 2020
Sasson Posner

*By:	/s/ Paul Vernhes
Paul Vernhes
Attorney-in-fact

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